EXHIBIT 5

                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                             (212) 753-7200 (phone)
                           (212) 755-1467 (facsimile)


                                                       November 28, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      WHX CORPORATION
                           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 File No. 33-63845 (the "Registration Statement") which has been filed with the Securities and Exchange Commission by WHX Corporation, a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 188,519 shares of common stock, $.01 par value (the "Shares").

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings and unanimous written consents of the Board of Directors of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares being registered are duly authorized and have been duly and validly issued and are fully paid and non-assessable.

         We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.


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         We advise  you that  Marvin L.  Olshan,  a member  of this  firm,  is a
Director of WHX and owns 1,000 shares, and options to purchase 32,000 shares, of Common Stock of WHX. Steven Wolosky, also a member of this firm, is Assistant Secretary of WHX and holds, directly or indirectly, options to purchase 19,500 shares of Common Stock of WHX.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part thereof.


                                    Very truly yours,



                                    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP